UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1 TO

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, suite 305 Montreal, Qc,	H2X 2Y1
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being amended to correct the number of shares of common stock issued to Springboard Capital Corporation.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Service Agreements

Effective June 2, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “Eastwest Consultant Agreement”) with Eastwest Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Eastwest”). In accordance with the terms and provisions of the Eastwest Consultant Agreement: (i) Eastwest shall provide consulting services to the Corporation including, but not limited to, analysis of business activities outside North America and assistance in business development, including analysis of intellectual property rights; and (ii) the Corporation shall issue to Eastwest an aggregate of 1,000,000 shares of its restricted common stock at a per share price of $0.001.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Edgewater Consultant Agreement”) with 7571836 Canada Inc., d/b/a Edgewater Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Edgewater”). In accordance with the terms and provisions of the Edgewater Consultant Agreement: (i) Edgewater shall provide consulting services to the Corporation including, but not limited to, analysis of business activities in Canada and assistance in business development, including potential European acquisitions; and (ii) the Corporation shall issue to Edgewater an aggregate of 1,000,000 shares of its restricted common stock at a per share price of $0.001.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Springboard Consultant Agreement”) with Springboard Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Epringboard”). In accordance with the terms and provisions of the Springboard Consultant Agreement: (i) Springboard shall provide consulting services to the Corporation including, but  not limited to, analysis of business activities in the United States and assistance in business development with a focus on establishing a strategy for the commercialization of the entertainment residual rights; and (ii) the Corporation shall issue to Springboard an aggregate of 5 ,000,000 shares of its restricted common stock at a per share price of $0.001.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective June 2, 2010, the Corporation entered into the Springboard Consultant Agreement, the Edgewater Consultant Agreement and the Eastwest Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 1,000,000 shares to each of Springboard, Edgewater and Eastwest at a per share price of $0.001. The 3,000,000 shares of common stock were issued to non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Edgewater, Eastwest and Springboard each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 122,054,254 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

* 10.1	Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and Springboard Capital Corporation.

* 10.2	Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and 7571836 Canada Inc., d/b/a Edgewater Capital Corp.

* 10.3	Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and Eastwest Capital Corporation.

*Incorporated by reference to 8-K as filed on July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.

Date : October 18 , 2010	By:	/s/ Pierre Turgeon
Pierre Turgeon
President/Chief Executive Officer